REGAL BELOIT ANNOUNCES EXECUTIVE MANAGEMENT CHANGE
July 7, 2010 (Beloit, WI): Regal Beloit Corporation (NYSE:RBC) announced today that Paul J. Jones, Vice President, General Counsel and Secretary will be leaving the Company effective July 24, 2010 to assume a similar role at Harley-Davidson, Inc. in Milwaukee, Wisconsin.
“Paul has made many contributions to our company and the community over the last four years,” said Henry W. Knueppel, Chairman and Chief Executive Officer. “He has provided excellent counsel as we pursued our business goals, and he has played an important role in completing many of our acquisitions. On behalf of the Board, management, and employees of our company, I want to express our appreciation and wish Paul the best in his future endeavors.”
Regal Beloit Corporation is a leading manufacturer of mechanical and electrical motion control and power generation products serving markets throughout the world. Regal Beloit is headquartered in Beloit, Wisconsin, and has manufacturing, sales, and service facilities throughout the United States, Canada, Mexico, Europe and Asia. Regal Beloit’s common stock is a component of the S&P Mid Cap 400 Index and the Russell 2000 Index.
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Corporate Offices
200 State Street • Beloit, WI 53511-6254
608-364-8808 • Fax: 608-364-8818
Website: www.regalbeloit.com